MDC PARTNERS
Where Great Talent Lives

BEAR STEARNS 21ST ANNUAL MEDIA CONFERENCE

March 11, 2008

(Nasdaq: MDCA / TSX: MDZ.A)

MDC PARTNERS
Where Great Talent Lives

Miles Nadal
Chairman & Chief Executive Officer

We May Look Like Other Ad Holding Companies…

- 40 brands in the marketing services and consulting business
- US, Canada and Europe
- Nearly $550 million in revenues


2007 Revenue by Segment
Specialized Communication Services
22%
57%
Strategic Marketing Services
21%
Customer Relationship Management


2007 Revenue by Geography
UK & Other
2%
Canada
17%
US
81%

…But We Are Unique…

- **Small and nimble**: Less than 1% share of North American marketing spend
- **Less media investment**: Less than 5% of our revenues come from media buying
- **More invested in fast growing segments**: Approximately 40% of our revenues are derived from digital and direct response services and 65% from non-traditional marketing services
- **Superior organic growth**: Over 23% organic revenue growth in 2007

…And We Operate Very Differently

New Partners Have…

- Significant growth opportunities
- Industry Leading Margins
- Strong Management Team
- A Culture of Partnership
- Leveragable Capabilities for our Existing Partners

…MDC Strategic Resource Center…

…Drives Accelerated Results

- Increasing rate of wins from large, multi-national brands
- Industry leading organic revenue growth
- Expanding Margins
- Improving Free Cash Flow

WE ARE AN OPERATING COMPANY, NOT A HOLDING COMPANY

MDC Strategic Resource Center

- Team of world-class industry practitioners providing the following services:
  - New client pitch assistance
  - Planning
  - Digital development & positioning
  - Talent recruitment
  - Cross-network referrals
  - Public relations
  - Acquisition due diligence
  - General operational counsel

Large Accounts Are Attracted to our Partner Firms at an Increasing Rate

2004	2005	2006	2007	YTD 2008
Burger King	VW	Geek Squad	Nike	Microsoft
	BMW	TimeWarner	Domino's Pizza	Wendy's
	Panasonic	Miller	Best Buy	AVON
			IHOP Restaurant	

Economic View

"Brands that increase advertising during a recession, when competitors are cutting back, can improve market share and return on investment at lower cost than during good economic times"

- John Quelch, Harvard Business School, "Marketing Your Way Through a Recession," March 3, 2008

MDC PARTNERS
Where Great Talent Lives

David Doft
Chief Financial Officer

Revenues Continue to Grow at an Accelerated Rate…

$US Millions


$700
$600
$500
$400
$300
$200
$100
$0
33% 4-year CAGR
$234
$350
$412
$547
$600-$610
2004
2005
2006
2007
2008E

…And at a Multiple of our Peers

$US Millions	2005	2006	2007	2008E
MDC Organic Growth	**8.0%**	**10.9%**	**23.5%**	**10%-12%**
Peer Average Organic Growth (IPG/OMC/WPP/PUB)	4.7%	4.9%	4.8%	NA
MDC Total Growth	**49.4%**	**17.8%**	**32.8%**	**10%-12%**
Peer Average Total Growth (IPG/OMC/WPP/PUB)	9.7%	5.9%	7.1%	NA

Excellent Potential for Further Margin Expansion

$ US Millions



$80
$70
$60
$50
$40
$30
$20
$10
$-
Adjusted MDC EBITDA
14%
12%
10%
8%
6%
4%
2%
0%
EBTIDA Margins
6.0%
13.8%
12.0%
11.7%
12.5%
13.0%
$13
$27
$33
$48
$61 - $64
2004
2005
2006
2007
2008E

MDC PARTNERS

2008 Financial Outlook

$ US Millions

Revenue	$600 - $610 million
MDC's Share of EBITDA	$61 - $64 million
Free Cash Flow	$30 - $35 million

Summary

→ MDC Partners is a proven accelerator of growth for its Partner firms

→ Organic revenue growth has been outpacing the industry peer average for the last several years

→ Margin expansion has lead to EBITDA growth at an even more rapid pace

→ Free Cash Flow generation expected to reach record levels in 2008

Forward Looking Statements & Other Information

This presentation contains forward-looking statements. The Company's representatives may also make forward-looking statements orally from time to time. Statements in this presentation that are not historical facts, including statements about the Company's beliefs and expectations, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and "put" option rights, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

- risks associated with effects of national and regional economic conditions;
- the Company's ability to attract new clients and retain existing clients;
- the financial success of the Company's clients;
- the Company's ability to remain in compliance with its debt agreements and the Company's ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to "put" option rights;
- the Company's ability to retain and attract key employees;
- the successful completion and integration of acquisitions which complement and expand the Company's business capabilities; and
- foreign currency fluctuations.

The Company's business strategy includes ongoing efforts to engage in material acquisitions of ownership interests in entities in the marketing communications services industry. The Company intends to finance these acquisitions by using available cash from operations and through incurrence of bridge or other debt financing, either of which may increase the Company's leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership. At any given time the Company may be engaged in a number of discussions that may result in one or more material acquisitions. These opportunities require confidentiality and may involve negotiations that require quick responses by the Company. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company's securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption "Risk Factors" and in the Company's other SEC filings.

MDC PARTNERS
Where Great Talent Lives

BEAR STEARNS 21ST ANNUAL MEDIA CONFERENCE

March 11, 2008

(Nasdaq: MDCA / TSX: MDZ.A)